Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock, par value $0.005 per share, of Brooklyn ImmunoTherapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.
August 27, 2021

FACTOR BIOSCIENCE INC.

By:   /s/ Matthew Angel
Name:     Matthew Angel
Title:        Chief Executive Officer

FACTOR BIOSCIENCE LLC

By:   /s/ Matthew Angel
Name:    Matthew Angel
Title:        President

NOVELLUS LLC

By:   /s/ Christopher Rohde
Name:     Christopher Rohde
Title:         President

MATTHEW ANGEL

By:   /s/ Matthew Angel
Name:    Matthew Angel

CHRISTOPHER ROHDE

By:   /s/ Christopher Rohde
Name:    Christopher Rohde